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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated November 21, 2001, included in this registration statement.

/s/    ARTHUR ANDERSEN LLP

San Diego, California
June 12, 2002

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS